Exhibit 23.2






                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the registration statement on Form S-1 of Tultex Corporation of our reports, dated March 19, 1992, on our audits of the consolidated financial statements and consolidated statement of schedules of Universal Industries, Inc. We also consent to the reference to our firm under the caption "Selected Consolidated Financial Data" and "Experts".


                                                     Coopers & Lybrand L.L.P.

Boston, Massachusetts
January 20, 1995